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                                                                     EXHIBIT 3.3

                               State of Delaware
                     Office of the Secretary of State  Page 1
                            -----------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "SFG MANAGEMENT LIMITED LIABILITY COMPANY", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 1994, AT 3 O'CLOCK P.M.



                     [GREAT SEAL OF THE STATE OF DELAWARE]



                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 8919220
                                             DATE: 02-12-98
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                            CERTIFICATE OF FORMATION
                                       OF
                    SFG MANAGEMENT LIMITED LIABILITY COMPANY

     This Certificate of Formation of SFG Management Limited Liability Company (the "LLC") is being duly executed and filed by Gerald L. Bos, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. S18-101, et seq).

     FIRST: The name of the Limited liability company formed hereby is SFG Management Limited Liability Company.

     SECOND: The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 16th day of December, 1994.


                                                               /s/ GERALD L. BOS
                                                               -----------------
                                                               Gerald L. Bos,
                                                               Authorized Person